As filed with the Securities and Exchange Commission on May 5, 2000
                                   Registration No. 333-_________

               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549



                            FORM S-3
     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933




                          TRIPOS, INC.
     (Exact name of registrant as specified in its charter)

                   Utah                       43-1454986
       (State or other jurisdiction of      (I.R.S. Employer
        incorporation or organization)      Identification Number)

                       1699 S. Hanley Road
                    St. Louis, Missouri 63144
                         (314) 647-1099
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      John P. McAlister III
              President and Chief Executive Officer
                          Tripos, Inc.
                       1699 S. Hanley Road
                    St. Louis, Missouri 63144
                         (314) 647-1099
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            Copy to:
                     Henry D. Kahn, Esquire
                     Hogan & Hartson L.L.P.
              111 South Calvert Street, 16th Floor
                    Baltimore, Maryland 21202
                         (410) 659-2700

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE
  Title of Shares      Amount     Proposed       Proposed      Amount of
 to be registered       to be     maximum        maximum      Registration
                     registered   offering       aggregate         Fee
                                  price          offering
                                  per unit (1)   price (1)
Common Stock $.01     409,091                                    $2,376
par value              shares

    (1) We estimated this amount only to calculate the registration fee required by Section 6(b) of the Securities Act and computed pursuant to Rule 457(c) under the Securities Act. We based this amount on the average of the high and low sale prices of our common stock on May 2, 2000 as reported on the Nasdaq National Market.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer or sale is not permitted.



PROSPECTUS                             Subject to Completion,
                                            dated May 5, 2000


                          TRIPOS, INC.

                 409,091 Shares of Common Stock



     We have prepared this prospectus to allow the selling stockholder to sell up to 409,091 shares of our common stock. We will not receive any of the proceeds from the sale of common stock by the selling stockholder.

     Our common stock is traded on the Nasdaq National Market under the symbol "TRPS." On May 2, 2000, the last reported sale price of our common stock on Nasdaq was $16.50 per share.

Investing in our common stock involves a high degree of risk.
See "Risk Factors" beginning on page 3.

Neither the SEC nor any state securities commission has approved or disapproved our securities or determined that this prospectus is truthful or complete. It's illegal for anyone to tell you otherwise.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


           The date of this prospectus is May 5, 2000.




                             SUMMARY

     We are a leading provider of discovery software, software consulting, and discovery research services to the pharmaceutical, biotechnology, agrochemical, and other life sciences industries. We combine information technology and scientific research to optimize and accelerate molecular research for the discovery of new products. Our "chemically intelligent" discovery software tools are able to manage, analyze and share biological and chemical information. Our software consulting services organize data in a manner conducive to discovery research. Our discovery research services leverage our cheminformatics expertise to identify, refine, and optimize compounds. We have made substantial investments in state-of-the-art chemistry in the form of screening libraries, follow-up target-focused libraries and medicinal chemistry. These chemical compounds are manufactured and shipped by Tripos Receptor Research in Bude, England. Having our own research facilities allows us to sell broadly as well as specially designed libraries for biological screening and testing. In addition, our research facilities enable us to combine our strengths in molecular design, combinatorial chemistry, and data capture with the pioneering expertise of complementary organizations. These collaborative efforts are structured to deliver long-term revenue and profits based on successful research that leads to new broad-based products.

     We are a Utah corporation with principal executive offices at 1699 S. Hanley Road, St. Louis, Missouri 63144. Our telephone number is (314) 647-1099.

                          RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. While we have described all risks and uncertainties that we believe are material to our business, other risks and uncertainties that affect our business operations may arise or become material in the future.

If we cannot address the following risks and uncertainties effectively, our business, financial condition or results of operations could be materially and adversely affected. In this event, the trading price of our common stock could decline and you could lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of several factors, including the risks and uncertainties described below and elsewhere in this prospectus.


Our growth strategy requires that we expand our services and sales activities.

New technologies in high throughput chemistry, high throughput screening, and genomics have provided research scientists vastly more information than was previously available. Tripos seeks to offer the industry a solution to its information management problems by providing direct integration of sophisticated information technology with the experimental sciences in the form of chemical laboratories that produce faster, more cost-effective new product discovery. This new service offering leverages Tripos' expertise in chemical compound library design technology while addressing the life sciences industry's growing need for integration.

Integration of these advances into the research process is rapidly developing but has not yet garnered widespread commercial acceptance. Our ability to succeed is dependent upon achieving market acceptance of our integrative methods of discovery research, including our novel reaction design, advanced solution and solid phase chemistry capabilities, as well as acceptance of our pricing schemes. Our pricing for discovery research ranges from simple fee-for-service to collaborative research in which we maintain an ownership position in future products that we help to develop. There can be no assurance that the market will accept our contract research approach or pricing, or that competitors will not offer other approaches to information technology or discovery research which gain greater technological acceptance at more competitive prices.

Our strategy of direct integration of products and services also applies to our approach to sales and marketing. This integrated approach requires Tripos' sales force to broaden their existing knowledge base in selling discovery software to include selling our consulting services and discovery research services. While we believe this approach is appropriate and necessary to implement our business model, there can be no assurance that it will be successful.


Our revenue and operating results have varied from quarter to quarter and are likely to continue to vary significantly from quarter to quarter in the future. This has caused and may cause fluctuations in our common stock price.

Historically, Tripos' quarterly revenue and operating results have fluctuated and can be expected to continue to fluctuate. Quarterly operating results can fluctuate as a result of a number of factors, including the timing of customers' budget processes, the capital expenditure budgets of customers, the success of our sales efforts, lengthy sales cycles, the ability to influence customers and prospective customers to make decisions to outsource portions of their discovery process, the ability to produce compound libraries in a timely manner, market acceptance of new products and enhanced versions of existing products, the timing of new product introductions by Tripos and its competitors, changes in pricing policies by Tripos and its competitors, consolidation in customer base, changes in general economic and competitive conditions and fluctuations in foreign currency exchange rates, the mix of services provided, seasonal slowdowns, and the timing and integration of acquisitions.

Tripos historically has experienced stronger financial performance in the third and fourth quarters of each fiscal year followed by a comparative decline in the first and second quarters. We believe this variation is attributable to the sales cycle on our products and services, and the fiscal year-end budgeting cycles of our customers, in which product procurement and other funds are more likely to be available for the purchase of our products and services. A substantial portion of revenues for each quarter is attributable to a limited number of orders and tends to be realized toward the end of each quarter. Thus, even short delays or deferrals of sales near the end of a quarter can cause quarterly results to fluctuate substantially. We, therefore, believe that quarterly comparison of our financial results is not necessarily meaningful and should not be relied upon as an indication of annual or future performance.


We increasingly depend on collaborative arrangements.

Our commercial success depends on our ability to enter into joint venture or other collaborative arrangements with third parties. To date, we have entered into numerous such arrangements with large pharmaceutical companies and emerging biotechnology companies. There can be no assurance that we will be able to continue to establish these collaborations, that any such collaborations will be on favorable terms, or that current or future collaborations will ultimately be successful.


We may require additional capital in the near future to fund our operations and finance our growth, and we may not be able to obtain it on terms acceptable to us or at all.

Our capital requirements depend on numerous factors, including entering into additional collaborative arrangements, competing technological and market developments, changes in our existing collaborative relationships, the purchase of additional capital equipment and the acquisitions of any complementary businesses. We may need to raise additional capital in the near future through additional public or private equity financings, as well as collaborative arrangements, borrowings and other available sources. There can be no assurance that additional funding, if necessary, will be available on favorable terms, if at all.

If adequate funds are not available, we may be required to curtail operations significantly or to obtain funds by entering into arrangements with collaborative partners or others that may require us to relinquish rights to certain of our products and technologies. If we raise additional funds through the issuance of equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience dilution or the equity securities may provide for rights, preferences or privileges senior to those of the holders of our common stock. If we raise additional funds through the issuance of debt securities, the debt securities would have rights, preferences and privileges senior to holders of common stock and the terms of that debt could impose restrictions on our operations.


Our success depends on the continued outsourcing of chemical research and development projects by the pharmaceutical and biotechnology industries, and the discontinuation or reduction of such outsourcing could have an adverse impact on our revenues.

We have benefited to date from the increasing trend among pharmaceutical and biotechnology companies to outsource chemical research and development projects. A reversal or slowing down of this trend could have a material adverse effect on our business, financial condition and results of operations. Tripos' contract revenues are highly dependent on research and development expenditures by the pharmaceutical and biotechnology industries. Our operations could be materially adversely affected by general economic downturns in these industries, the impact of the current trend toward consolidation in the pharmaceutical industry or any decrease in research and development expenditures.


We face the pressures of an extremely competitive market, and our business would suffer if we are unable to effectively compete.

Tripos faces competition in a number of areas, including relative expertise and sophistication, speed and costs of identifying and optimizing potential lead compounds, and developing and optimizing chemical processes. Tripos competes with the research departments of pharmaceutical companies, biotechnology companies, combinatorial chemistry companies, contract research companies and research and academic institutions. These competitors may have greater financial and other resources and more experience than

Tripos in certain research and development methods. Smaller companies may also prove to be significant competitors, particularly through arrangements with large corporate collaborators.

Historically, life sciences companies have maintained close control over their research and development activities, including the synthesis, screening and optimization of chemical compounds and the development of chemical processes. Many of these companies, which represent a significant potential market for our products and services, already possess in-house technologies and services offered by Tripos either independently or through collaborative effort. Academic institutions, governmental agencies and other research organizations also conduct research and development in these areas.

Tripos anticipates increased competition in the future as new companies enter the market and advanced technologies become available. Technological advances or novel approaches developed by one or more competitors may render Tripos' services and expertise obsolete or uneconomical. Existing approaches of our competitors or new approaches or technologies developed by competitors may be more effective than those developed by Tripos. There can be no assurance that competitors will not develop more effective or more affordable technologies or services, that we will be able to compete successfully with existing or potential competitors or that competitive factors will not have a material adverse effect on our business, financial condition or results of operations.


We may not be able to successfully sustain our growth if we are unable to continue to attract and retain highly skilled personnel.

Tripos competes with the research departments of pharmaceutical companies, biotechnology companies, combinatorial chemistry companies, contract research companies and research and academic institutions for new scientific personnel. We compete with consulting companies for experienced computer programmers to carry out our software consulting services. While to date we have been able to hire scientists with the skills and experience in chemistry and computer programmers with the skills and experience in JAVA and Corba necessary to perform the services offered by Tripos, we cannot assure that we will continue to be successful in attracting and retaining qualified personnel should the worldwide demand for these skilled individuals increase. Failure to attract and retain qualified scientific and programming personnel could have a material adverse effect on Tripos' business, financial condition and results of operations.


Our failure to protect and enforce our rights in our intellectual property may adversely affect our ability to compete.

Tripos' success will depend, in part, on our ability to obtain and enforce patents, protect trade secrets and copyrights, enforce restrictive licenses granted to third parties, obtain licenses to technology owned by third parties when necessary or developed in collaboration with us, and conduct our business without infringing the proprietary rights of others. There can be no assurance that, despite our precautionary measures, a third party will not gain unauthorized access to our products or technology, or develop similar technology independently. In addition, effective copyright and trade secret protection may be unavailable in certain foreign countries where we do business.

If a third party files one or more patent applications for inventions which conflict with those of Tripos, we may have to participate in interference proceedings declared by the United States Patent and Trademark Office ("PTO") to determine priority of invention. This could result in the loss of any opportunity to secure patent protection for the inventions and the loss of any right to use the inventions. Even if the eventual outcome is favorable to Tripos, such proceedings could result in substantial cost to us. The filing and prosecution of patent applications, litigation to establish the validity and scope of patents, assertion of patent infringement claims against others and the defense of patent infringement claims by others can be expensive and time consuming. There can be no assurance that if any claims to Tripos' patents, if issued, are challenged by one or more third parties, that any court or patent authority ruling on such challenge will determine that the patent claims are valid and enforceable. An adverse outcome in such litigation could cause Tripos to lose exclusivity afforded by the disputed rights.

If a third party is found to have rights covering products or processes used by Tripos, we could be forced to cease using the technologies covered by such rights, subject to significant liability to such third party, and required to license technologies from such third party. Furthermore, even if Tripos' technologies are determined to be valid, enforceable, and broad in scope, there can be no assurance that competitors will not be able to design around such technologies and compete with Tripos and our licensees using the resulting alternative technology.


The loss of key personnel could harm our business.

Tripos' future success depends to a significant degree upon the continued service of key technical and senior management personnel, in particular, its President and Chief Executive Officer, Dr. John P. McAlister, as well as key technical personnel on the software and laboratory side. None of our key personnel is bound by an employment agreement or covered by an insurance policy where Tripos is the beneficiary. The loss of one or more key members could have a material adverse effect on the Company's business, financial condition and results of operations.


Health care reform could reduce the prices pharmaceutical industries can charge for drugs they sell which, in turn, could reduce the amounts they have available to retain our services.

Tripos expects that a substantial portion of its revenues in the foreseeable future will be derived from services provided to the pharmaceutical and biotechnology industries. Accordingly, our future success is directly dependent upon the success of the companies within those industries and their continued demand for our products and services. The levels of revenues and profitability of pharmaceutical and biotechnology companies may be affected by the continuing efforts of governmental and third party payors to contain or reduce the costs of health care through various means and the initiatives of third party payors on the availability of reimbursement. What legislative proposals may be adopted or what actions federal, state or private third party payors for health care goods and services may take in response to any health care reform proposals or legislation is uncertain. If the proposals or reforms have a material adverse effect on the businesses, financial condition, and results of operations of pharmaceutical and biotechnology companies that are actual or prospective customers, Tripos' business, financial condition and results of operations could be materially and adversely affected.

         DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like "anticipate," estimate," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend," and similar words or phrases. These statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus or incorporated by reference.

Because the factors discussed in this prospectus or incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on behalf of us, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

                         USE OF PROCEEDS

     We will not receive any proceeds from the sale of the common stock.




                       SELLING STOCKHOLDER

     The selling stockholder is LION Biosciences AG, a leading genomics and information technology company. On February 4, 2000, we entered into a collaboration agreement, a stock purchase agreement and an investor's rights agreement with LION. These agreements evidence the strategic alliance between Tripos and LION to jointly develop a unified platform for information management in the life sciences, combining bioinformatics, cheminformatics, and data analysis. Under the stock purchase agreement, LION purchased 409,091 shares of 5% Series B Convertible Preferred Stock for a purchase price of $22 per share, or $9 million in the aggregate. Under the investor's rights agreement, we agreed, among other things, to file a registration statement covering the common stock issuable or issued upon conversion of LION's Series B Convertible Preferred Stock. In addition, pursuant to our agreement with LION, we amended our Articles of Incorporation and Bylaws to provide for the election of a representative of the Series B Convertible Preferred Stockholders to our board of directors.

     Registration of the shares will permit the selling stockholder and its pledgees, donees, transferees or other successors-in-interest that receive their shares from the selling stockholder as a gift, partnership distribution or another non-sale related transfer after the date of this prospectus to resell the shares when they deem appropriate.

     The following table sets forth, as of May 5, 2000: (i) the name and address of the selling stockholder; (ii) the number and percentage of total outstanding shares of Tripos common stock the selling stockholder beneficially owned before this offering;
(iii) the number of shares of common stock the selling stockholder is offering; and (iv) the number and percentage of total outstanding shares of Tripos common stock that the selling stockholder will own after the selling stockholder sells all of the shares in this offering. We do not know how long the selling stockholder will hold the shares before selling them and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares. The shares offered by this prospectus may be offered from time to time by the selling stockholder.

  Name and Address of            Shares        Shares         Shares
  Selling Stockholder          Beneficially    to be        Beneficially
                               Owned Before    Sold in        Owned
                                Offering       this        After Offering
                                               Offering
                              Number   Percent             Number  Percent

LION Biosciences AG          409,091    10.5%    None     409,091    10.5%
IM Neuenheimer Feld 515-517
69120 Heidelberg
Germany




                      PLAN OF DISTRIBUTION

     The selling stockholder may sell the common stock from time to time. The selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. The selling stockholder may make these sales on one or more exchanges, in the over-the-counter market or otherwise, at prices and terms that are then-prevailing or at prices related to the then-current market price, or in privately negotiated transactions. The selling stockholder may use one or more of the following methods to sell the common stock:

          a block trade in which the selling stockholder's broker or dealer will attempt to sell the shares as agent, but may position and resell all or a portion of the block as a principal to facilitate the transaction;

          a broker or dealer may purchase the common stock as a principal and then resell the common stock for its own account pursuant to this prospectus;

          an exchange distribution in accordance with the rules of the applicable exchange; and

          ordinary brokerage transactions and transactions in which the broker solicits purchasers.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. If the plan of distribution involves an arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, the supplement will disclose:

          the name of the selling stockholder and of the participating broker-dealer(s);

          the number of shares involved;

          the price at which the shares were sold;

          the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

          that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

          other facts material to the transaction.

     In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in the resales.

     The selling stockholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In these transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell shares short and redeliver the shares to close out such short positions. The selling stockholder may enter into options or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares.
The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholder also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon default, the broker-dealer may sell the pledged shares pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling stockholder. Broker-dealers or agents may also receive compensation from the purchasers of the shares for whom they act as agents or to whom they sell as principal, or both.
Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with the sale. Broker-dealers or agents and any other participating broker-dealers or the selling stockholder may be deemed to be "underwriters" within the meaning of section
2(11) of the Securities Act in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or concessions under the Securities Act. Because the selling stockholder may be deemed an "underwriter" within the meaning of section 2(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

     Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholder. We will make copies of this prospectus available to the selling stockholder and have informed the selling stockholder of the need to deliver copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

     We will bear all costs, expense and fees in connection with the registration of the shares. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares. The selling stockholder may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling stockholder against certain liabilities in connection with its offering of the shares, including liabilities arising under the Securities Act.



                          LEGAL MATTERS

     Snell & Wilmer L.L.P. will pass upon the validity of the issuance of the common stock offered by this prospectus.



                             EXPERTS

     Ernst & Young LLP, independent auditors, have audited our financial statements included in our annual report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young's report, given on their authority as experts in accounting and auditing.



               WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms.



              INFORMATION INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (and any amendments thereto) and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholder sells all of its common stock:

     Annual Report on Form 10-K for the fiscal year ended
     December 31, 1999;

     Current Report on Form 8-K filed with the SEC on February
     11, 2000; and

     The description of our common stock contained in the Registration Statement on Form 10, filed with the SEC on March 16, 1994.

     You may request a copy of these filings at no cost by writing or telephoning us at the following address or telephone number:

          Tripos, Inc.
          1699 S. Hanley Road
          St. Louis, Missouri  63144
          Telephone Number (314) 647-1099
          Attn:  Colleen A. Martin

                                            TRIPOS, INC.

                                           409,091 shares


                                            Common Stock










                                             PROSPECTUS
TABLE OF CONTENTS           Page

Summary                      2
Risk Factors                 3
Disclosure Regarding
Forward-Looking Statements   7
Use of Proceeds              8
Selling Stockholder          8
Plan of Distribution         8
Legal Matters               10
Experts                     10                May 5, 2000
Where You Can Find More
Information                 10
Information Incorporated
by Reference                10









                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The following table sets forth the various expenses to be paid by Tripos in connection with the distribution of the securities being registered hereby. All the amounts are estimates, except the SEC registration fee. The selling stockholder will bear the cost of all selling commissions and underwriting discounts with respect to the sale of any its securities.

      SEC registration fee                         $  2,376
      Legal fees and expenses                        10,000
      Accounting and Miscellaneous expenses           7,500
      Total                                        $ 19,876




ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Utah Revised Business Corporation Act contains provisions permitting and, in some situations, requiring Utah corporations, to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation in those capacities. Our Articles and Bylaws contain provisions requiring us to indemnify our directors and officers to the fullest extent that is permitted by law. Indemnification includes advancement of reasonable expenses in certain circumstances.

          The Utah Revised Business Corporation Act permits indemnification of a director of a Utah corporation, in the case of a third party action, if the director (i) conducted himself in good faith, (ii) reasonably believed that his conduct was in or not opposed to the corporation's best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The Act further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation. The Utah statute limits the indemnification that a corporation may provide to its directors in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a person benefit.

          In addition, the Utah Revised Business Corporation Act and Tripos' Bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We have purchased insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of corporate indemnification of our officers and directors.

          We have entered into indemnification agreements with our officers and directors containing provisions that we believe are consistent with the specific indemnification provisions contained in the Utah Revised Business Corporation Act. The indemnification agreements require us to indemnify such officers and directors against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                            Page II-1


ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits

Exhibit
Number    Exhibit Description

 4.1 Investor's Rights Agreement dated February 4, 2000 between LION Biosciences AG and Tripos, Inc. (a)

 5       Opinion of Snell & Wilmer L.L.P.*

 10.1 Agreement on Collaboration Terms dated February 4, 2000 between LION Biosciences AG and Tripos, Inc. (b)

 10.2    Stock Purchase Agreement dated February 4, 2000 between
          LION Biosciences AG and Tripos, Inc. (c)

 23.1    Consent of Ernst & Young.*

 23.2 Consent of Snell & Wilmer L.L.P. (included in their opinion filed as Exhibit 5).*

 24      Powers of Attorney (included in the Signature Page to
          this Registration Statement).*


 *       Filed herewith

 (a) Previously filed as exhibit 4.1 to the Company's Form 10-K for the fiscal year ended December 31, 1999 and incorporate herein by reference.

 (b) Previously filed as exhibit 10.16 to the Company's Form 10-K for the fiscal year ended December 31, 1999 and incorporate herein by reference.

 (c) Previously filed as exhibit 10.17 to the Company's Form 10-K for the fiscal year ended December 31, 1999 and incorporate herein by reference.



ITEM 17.  UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)  To include any prospectus required by
                         section 10(a)(3) of the Securities Act.

                    (ii) To reflect in the prospectus any facts
                         or events arising after the effective
                         date of the registration statement (or
                         the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
                         Notwithstanding the foregoing, any
                         increase or decrease in volume of
                         securities offered (if the total dollar
                         value of securities offered would not
                         exceed that which was registered) and
                         any deviation from the low or high end
                         of the estimated maximum offering range
                         may be reflected in the form of
                         prospectus filed with the Commission
                         pursuant to Rule 424(b) if, in the
                         aggregate, the changes in volume and
                         price represent no more than a 20%
                         change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                            Page II-2

                    (iii)     To include any material information
                         with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                           SIGNATURES
          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on May 5, 2000.

                                 Tripos, Inc.



                                 By:/s/ John P. McAlister
                                 John P. McAlister III
                                 President and Chief Executive Officer

                            Page II-3



                        POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints John P. McAlister III and Colleen A. Martin, and each of them, with full power of substitution and resubstitution and each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



   DATE         SIGNATURE                     TITLE

May 5, 2000    /s/ John P. McAlister    President and Chief Executive Officer
              John P. McAlister III     (Principal Executive Officer)

May 5, 2000   /s/ Colleen A. Martin     VP, Chief Financial Officer & Secretary
              Colleen A. Martin        (Principal Financial Officer)

May 5, 2000   /s/ John D. Yingling     Corporate Controller and Treasurer
              John D. Yingling         (Principal Accounting Officer)

May 5, 2000   /s/ Ralph S. Lobdell     Chairman of the Board of Directors
              Ralph S. Lobdell

May 5, 2000   /s/ Gary Meredith        Director
              Gary Meredith

May 5, 2000   /s/ Stewart Carrell      Director
              Stewart Carrell

May 5, 2000   /s/ Ferid Murad          Director
              Ferid Murad

May 5, 2000   /s/ Alfred Alberts       Director
              Alfred Alberts

May 5, 2000   /s/ Friedrich von Bohlen Director
              Friedrich Von Bohlen

                            Page II-4



                          Exhibit Index

Exhibit
Number    Exhibit Description

 4.1 Investor's Rights Agreement dated February 4, 2000 between LION Biosciences AG and Tripos, Inc. (a)

 5       Opinion of Snell & Wilmer L.L.P.*

 10.1 Agreement on Collaboration Terms dated February 4, 2000 between LION Biosciences AG and Tripos, Inc. (b)

 10.2    Stock Purchase Agreement dated February 4, 2000 between
          LION Biosciences AG and Tripos, Inc. (c)

 23.1    Consent of Ernst & Young.*

 23.2 Consent of Snell & Wilmer L.L.P. (included in their opinion filed as Exhibit 5).*

 24      Powers of Attorney (included in the Signature Page to
          this Registration Statement).*


 *       Filed herewith

 (a) Previously filed as exhibit 4.1 to the Company's Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by reference.

 (b) Previously filed as exhibit 10.16 to the Company's Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by reference.

 (c) Previously filed as exhibit 10.17 to the Company's Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by reference.




Exhibit 5

                           May 5, 2000





Tripos, Inc.
1699 S. Hanley Road
St. Louis, Missouri  63144

          Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special local counsel to Tripos, Inc., a Utah corporation (the "Company"), with respect to matters relating to Utah law, and in such capacity have examined the Company's Registration Statement on Form S-3 (the "Registration Statement"), to be filed by the Company with the Securities and Exchange Commission (the "Commission") on or about May 5, 2000 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed registration for resale by LION Bioscience AG (the "Selling Shareholder") of up to an aggregate of 409,091 shares of the Company's Common Stock, $0.01 par value per share (the "Shares"), which may be acquired by the Selling Shareholder upon conversion of outstanding shares of the Company's Series B Convertible Preferred Stock, $0.01 par value per share (the "Preferred Shares").

          As special counsel for the Company and for purposes of this opinion, we have made those examinations and investigations of legal and factual matters we deemed advisable and have examined originals or copies, certified or otherwise identified to our satisfaction as true copies of the originals, of those corporate records, certificates, documents and other instruments which, in our judgment, we considered necessary or appropriate to enable us to render the opinion expressed below, including the Company's Articles of Incorporation, as amended to date, the Company's Bylaws, as amended to date, and the minutes of meetings of the Company's Board of Directors and other corporate proceedings relating to the authorization and issuance of the Preferred Shares and the reservation of the Shares for issuance on conversion of the Preferred Shares. We have assumed the genuineness and authorization of all signatures and the conformity to the originals of all copies submitted to us or inspected by us as certified, conformed or photostatic copies. Further, we have assumed the due execution and delivery of certificates representing the Preferred Shares.

          Based upon the foregoing, and assuming the Selling Shareholder's due conversion of all of the Preferred Shares into Common Stock as provided in the Company's Articles of Incorporation, and relying solely thereon, we are of the opinion that the Shares to be issued upon the conversion of all of the Preferred Shares will, upon such conversion, be duly authorized and will be legally and validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                   Very truly yours,



                                   Snell & Wilmer, L.L.P.



Exhibit 23.1

               Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-______) and related Prospectus of Tripos, Inc. for the registration of 409,091 shares of its common stock and to the incorporation by reference therein of our report dated February 7, 2000, with respect to the consolidated financial statements and schedule of Tripos, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                        /s/  Ernst &  Young LLP
St. Louis, Missouri
May 5, 2000